Exhibit 4.1

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO RIGHTS AGREEMENT (this “Amendment”), dated as of April 19, 2011, to the Rights Agreement dated as of September 25, 2001, by and between DPL Inc., an Ohio corporation (the “Company”), and Computershare Trust Company, N.A. f/k/a EquiServe Trust Company, N.A. (the “Rights Agent”), (the “Rights Agreement”).  Capitalized terms used but not herein defined shall have the meanings assigned to them in the Rights Agreement.

W I T N E S S E T H:

WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;

WHEREAS, The AES Corporation, a Delaware corporation (“Parent”), Dolphin Sub, Inc., an Ohio corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and the Company, propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a direct or indirect wholly-owned subsidiary of Parent and whereby all of the Company’s issued and outstanding shares of common stock will be converted into the right to receive cash;

WHEREAS, the Board of Directors of the Company has approved the Merger Agreement;

WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holder of the Rights; and

WHEREAS, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and has approved this Amendment, and the Company and the Rights Agent desire to evidence such amendment in writing.

NOW THEREFORE, the Company and the Rights Agent hereby amend the Rights Agreement as follows:

1.                                       Amendment to Section 1.  Section 1 of the Rights Agreement is hereby amended and supplemented to add the following definitions in the appropriate alphabetical locations:

(a)                                  “ “Merger” shall mean the “Merger” as such term is defined in the Merger Agreement.”

(b)                                 “ “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of April 19, 2011, by and among Parent, Merger Sub and the Company, as it may be amended from time to time.”

(c)                                  “ “Merger Sub” shall mean Dolphin Sub, Inc., an Ohio corporation and a wholly-owned direct or indirect subsidiary of Parent.”

(d)                                 “ “Parent” shall mean The AES Corporation, a Delaware corporation.”

2.                                       Amendment of the Definition of “Acquiring Person”.  The definition of “Acquiring Person” in Section 1(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

“(iv)  Notwithstanding anything in this Agreement to the contrary, neither Parent, Merger Sub, nor any of their Affiliates or Associates shall be deemed to be an “Acquiring Person” as a result, directly or indirectly, of (i) the approval, execution, delivery, or performance of the Merger Agreement, (ii) the consummation of the Merger Agreement or any other transaction contemplated by the Merger Agreement or (iii) the public announcement of any of the foregoing.”

3.                                       Amendment to the Definition of “Distribution Date”.  The definition of “Distribution Date” in Section 1(j) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a “Distribution Date” shall not be deemed to have occurred solely as the result, directly or indirectly, of (i) the approval, execution, delivery, or performance of the Merger Agreement, (ii) the consummation of the Merger Agreement or any other transaction contemplated by the Merger Agreement or (iii) the public announcement of any of the foregoing.”

4.                                       Amendment to the Definition of “Principal Party”.  The definition of “Principal Party” in Section 1(r) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

“Notwithstanding the foregoing or anything else set forth in this Agreement, none of the Parent, Merger Sub or any of their respective Affiliates or Associates, either individually, collectively, or in any combination, shall be deemed a “Principal Party” solely by virtue of, or as a result of (i) the approval, execution, delivery, or performance of the Merger Agreement, (ii) the consummation of the Merger Agreement or any other transaction contemplated by the Merger Agreement or (iii) the public announcement of any of the foregoing.”

5.                                       Amendment to the Definition of “Share Acquisition Date”.  The definition of “Share Acquisition Date” in Section 1(w) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, “Share Acquisition Date” shall not be deemed to have occurred solely as the result of, directly or indirectly, of (i) the approval, execution, delivery, or performance of the Merger Agreement, (ii) the consummation of the Merger Agreement or any other transaction contemplated by the Merger Agreement or (iii) the public announcement of any of the foregoing.”

6.                                       Amendment to Section 3.  Section 3 of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof as a new Section 3(d):

“Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of (i) the approval, execution, delivery, or performance of the Merger Agreement, (ii) the consummation of the Merger Agreement or any other transaction contemplated by the Merger Agreement or (iii) the public announcement of any of the foregoing.”

7.                                       Amendment to Section 11(a)(ii).  Section 11(a)(ii) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

“Notwithstanding anything else set forth in this Agreement, no Triggering Event shall be deemed to have occurred by reason of (i) the approval, execution, delivery, or performance of the Merger Agreement, (ii) the consummation of the Merger Agreement or any other transaction contemplated by the Merger Agreement or (iii) the public announcement of any of the foregoing.”

8.                                       Amendment to Section 13(a).  Section 13(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

“Notwithstanding the foregoing or anything else set forth in this Agreement, no Business Combination shall be deemed to have occurred by reason of (i) the approval, execution, delivery, or performance of the Merger Agreement, (ii) the consummation of the Merger Agreement or any other transaction contemplated by the Merger Agreement or (iii) the public announcement of any of the foregoing.”

9.                                       Effectiveness.  This Amendment shall become effective as of the date first written above, as if executed on such date.  Except as specifically amended by this Amendment, all other terms and conditions of the Rights Agreement shall remain in full force and effect and are hereby ratified and confirmed.

10.                                 Miscellaneous.  This Amendment shall be deemed to be a contract under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.  This Amendment may be executed in any number of counterparts and by facsimile and electronic transmission and each of such counterparts shall for all purposes be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.  If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Rights Agreement.  The Rights Agent and the Company hereby waive any notice requirement under the Rights Agreement in connection with the entering into and delivery of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DPL INC.

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

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